UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRS Inc.
(Name of small business issuer in its charter)

Nevada		20-5914452
State of jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation or	Classification Code Number)	Identification Number)
organization

16504 9th Avenue SE, Suite 205
Mill Creek, Washington 98012
(206) 920-9104
(Address and telephone number of principal executive offices)

Daniel Mendes, President
8245 SE 36th Street
 Mercer Island, Washington 98040
(206) 920-9104
(Name, address and telephone number of agent for service)

Copies to:
Sharon D. Mitchell, Esq.
1357 N Bywood
Clawson, Michigan 48017
MAILING ADDRESS: 57492 ONAGA TRAIL
YUCCA VALLEY, CALIFORNIA 92284
(248) 515-6035

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Calculation of Registration Fee
Title of each class of securities to be registered	Amount being Registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee (9)
Common Stock
$0.001 Par Value (2)

Common Stock
$0.001 Par Value (3)

Common Stock
$0.001 Par Value (4)

Common Stock
$0.01 Par Value (5)

Common Stock
$0.01 Par Value (6)

Common Stock
$0.01 Par Value (7)

Common Stock
$0.01 Par Value (8)
	1,868,268 3,000,000 100,000 103,936 1,224,332 1,033,333 899,999	$1.00 $1.00 $1.00 $1.00 $1.00 $1.00 $1.00	$1,868,268.00 $3,000,000.00 $100,000.00 $103,936.00 $1,224.332.00 $1,033,333.00 $899,999.00	$ 57.00 $ 92.00 $ 3.00 $ 3.19 $ 37.59 $ 31.72 $ 27.63
TOTALS	8,229,868	$1.00	$8,229,868.00	$252.13

(1)  This amount has been calculated based upon Rule 457 and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

(2)  Represents shares of common stock being offered for resale by shareholders of record.

(3) Represents shares of common stock being registered and offered to the public by the company in order to raise money for further operations and expansion of the company.

(4) Represents shares of common stock underlying warrants exercisable into shares of the Registrant’s common stock at an exercise price of $1.00 per share, over a period of eight years and described in greater detail below.

(5) Represents shares of common stock underlying warrants exercisable into share of the Registrant’s common stock at an exercise price of $0.75 per share, beginning at the start date of when these shares may be freely traded in the public market and ends within 12 months from that start date.

(6) Represents shares of common stock underlying warrants exercisable into share of the Registrant’s common stock at an exercise price of $0.50 per share, beginning at the start date of when these shares may be freely traded in the public market and ends within 24 months from that start date.

(7) Represents shares of common stock underlying warrants exercisable into share of the Registrant’s common stock at an exercise price of $0.35 per share, beginning at the start date of when these shares may be freely traded in the public market and ends within 36 months from that start date.

(8) Represents shares of common stock underlying warrants exercisable into share of the Registrant’s common stock at an exercise price of $0.25 per share, beginning at the start date of when these shares may be freely traded in the public market and ends within 48 months from that start date.

(9)  Calculated under Section 6(b) of the Securities Act of 1933 as .0000307 of the aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the said Section 8(a), may determine.

PROSPECTUS

DRS Inc.
Resale of 1,868,268 Common Stock
Registration of Public Offering of 3,000,000 Common Stock
_________________________

The selling stockholders listed on pages 15 through 17 may offer and sell up to 1,868,268 shares of our Common Stock under this Prospectus for their own account.

The Company is offering to the public, 3,000,000 shares of its Common Stock under this Prospectus in order to raise money for further expansion, growth and operation of the Company.

We currently lack a public market for our Common Stock.  Selling shareholders will sell at a price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market price or privately negotiated prices.

A current Prospectus must be in effect at the time of the sale of the shares of Common Stock discussed above.  The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers.  We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the Common Stock is required to deliver a current Prospectus upon the sale.  In addition, for the purposes of the Securities Act of 1933, selling stockholders are deemed underwriters.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.  WE URGE YOU TO READ THE “RISK FACTORS” SECTION BEGINNING ON PAGE 8, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus.  It does not contain all of the information you should consider.  As such, before you decide to buy our Common Stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our Common Stocks discussed under “Risk Factors.”  In this Prospectus, the terms “we,” “us,” “our,” “Company,” and “DRS” refer to DRS Inc., a Nevada corporation.  “Common Stock” refers to the Common Stock, par value $0.001 per share, of DRS Inc.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus.  The securities offered hereby are speculative and involve a high degree of risk.  See “Risk Factors.”

Offering Size	Number of Shares	Offering Price Per Share	Offering Expenses	Proceeds to Us
$4,868,268.00	4,868,268	$1.00	$60,000.00	$2,940,000.00

TABLE OF CONTENTS

Summary Information and Risk Factors	Page 8

Use of Proceeds	Page 14

Determination of Offering Price	Page 14

Dilution	Page 14

Plan of Distribution and Selling Security Holders	Page 16
5
Legal Proceedings	Page 18

Directors, Executive Officers, Promoters and Control Persons	Page 19

Security Ownership of Certain Beneficial Owners and Management	Page 20

Description of Securities	Page 21

Interest of Named Experts and Counsel	Page 22

Disclosure of Commission Position of Indemnification for Securities Act
Liabilities	Page 22

Organization Within Last Five Years	Page 24

Description of Business	Page 24

Management’s Discussion and Analysis or Plan of Operation	Page 27

Description of Property	Page 29

Certain Relationships and Related Transactions	Page 30

Market for Common Equity and Related Stockholder Matters	Page 30

Executive Compensation	Page 31

Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure	Page 32

Financial Statements	Page F1 – F24

Indemnification of Directors and Officers	Page 34

Other Expenses of Issuance and Distribution	Page 35

Recent Sales of Unregistered Securities	Page 36

Exhibits – Attached	Page 36

Exhibit 3.1 – Articles of Incorporation
Exhibit 3.2 – Bylaws
Exhibit 5.1 – Opinion and Consent of Sharon D. Mitchell, Attorney at Law
Exhibit 10.1 – Subscription Agreement
Exhibit 23.1 – Consent of Donahue Associates, LLC
Exhibit 99.1 – Executive Summary

Other Important Information	Page 37

Undertakings	Page 37

SUMMARY INFORMATION AND RISK FACTORS

This registration statement is qualified in its entirety by reference to and should be read in conjunction with the more detailed information appearing elsewhere in this registration statement, which contains more detailed information with respect to each of the matters summarized in this summary, as well as other matters not summarized in this summary.  All prospective purchasers of offered shares should carefully review the entire contents of this registration statement and the exhibits attached hereto individually, and with their own tax, legal, and business advisors.

Amount of Offering
We are offering for sale, 4,868,268 shares on a “best efforts” basis and, therefore, there is no guarantee that we will be able to sell sufficient shares or raise sufficient funds to maintain our operations. We are offering the Offered Shares on a “best efforts” basis and no individual, firm, or corporation has agreed to purchase any of the Offered Shares.  No assurance can be given that any or all of the Offered Shares will be sold.  If we fail to sell a sufficient number of Offered Shares, our ability to continue our operations may be harmed.

RISK FACTORS

The securities offered hereby involve a high degree of risk, including risks associated with our need for further additional financing, the fact that we rely on key personnel, who may leave us, our ability to manage our growth, the fact that we may face intense competition for our services, the fact that we have not and do not plan to pay any cash dividends on our stock, that our Certificate of Incorporation and Bylaws provide for indemnification of our officers and Directors to the full extent allowed by Nevada State law, the fact that we have a limited operating history, the fact that our Board of Directors has authority to issue shares of Common Stock without shareholder approval, which shares may cause substantial dilution to our then existing shareholders, the fact that we do not currently have a market for our securities, the fact that we rely heavily on our ability to market our products, the effect that unfavorable publicity may have on our operations, and the potential volatility of our common stock when traded and the penny stock restrictions on our common stock.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us.  You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock.  If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Forward Looking Statements: The statements contained in this Prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this Prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of DRS Inc, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by DRS Inc., or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

The Company’s business is subject to the following Risk Factors (reference to “our,” “we,” “DRS,” and words of similar meaning in these Risk Factors refer to the Company):

WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS PLAN WITHOUT ADDITIONAL FINANCING.

We depend to a great degree on the ability to attract external financing in order to conduct our business activities and in order that we have sufficient cash on hand to expand our operations.  If we are unable to generate sufficient revenues to support our operations and/or we fail to raise additional funds, we may be forced to abandon our current business plan.  If you invest in us and we are unable to raise the required funds, your investment could become worthless.

WE LACK AN OPERATING HISTORY WHICH YOU CAN USE TO EVALUATE US, MAKING ANY INVESTMENT IN OUR COMPANY RISKY.

We lack an operating history which investors can use to evaluate our previous earnings.  An investment in us is risky because we have a very limited business history and it is hard to predict what the outcome of our business operations will be in the future.  There is no assurance of profitability; therefore, investors could lose their entire investment if we are unable to operate at a profit.  We are a developmental stage company, with losses from our incorporation.  We incorporated in the month of November 2006, and have a limited operating history upon which prospective investors can judge our performance.  Any potential investor must consider our business and prospects in light of the risks and difficulties frequently encountered by companies in the early stages of development.  These risks and difficulties include, but are not limited to, an unproven business system, lack of sufficient customers, lack of revenue or cash flow and high capital expenditures.  We cannot be certain that our business strategy will be successful or that we will successfully address these risks.  Our failure to address any of the risks described above could harm our ability to operate profitably.  Accordingly, there is no assurance that we will ever be profitable.

WE RELY UPON KEY PERSONNEL AND IF THEY LEAVE US, OUR BUSINESS PLAN AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We rely heavily on our President, Daniel Mendes and on our Secretary/Treasurer, George Guimont, for our success.  Their experience and input create the foundation for our business and they are responsible for the directorship and control over our activities.  Moving forward, should we lose the services of Mr. Mendes or Mr. Guimont, for any reason, we will incur costs associated with recruiting replacements and delay in our operations.  If we are unable to replace either Mr. Mendes or Mr. Guimont with another suitably trained individual or individuals, we may be forced to scale back or curtail our business plan.  As a result of this, your investment in us could become devalued.

Both Mr. Mendes and Mr. George Guimont each currently own and operate separate drywall companies and spend at least 40 hours each week at their respective companies.  Therefore, we run the risk of key personnel running into conflicts of time and ability to effectively manage both companies.

OUR ABILITY TO OPERATE SUCCESSFULLY AND MANAGE GROWTH DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN HIGHLY QUALIFIED MANAGERIAL, SALES, MARKETING AND FINANCIAL PERSONNEL.

Our success depends heavily on our ability to attract and retain highly qualified managerial, sales, marketing and financial personnel.  We face competition for qualified personnel in these areas.  As a result, we cannot be certain that we will be able to attract and retain qualified personnel in the future.  Our inability to hire and retain additional qualified personnel in the future could have a material adverse effect on our business, results of operations or financial condition.

WE HAVE NOT AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDEND ON OUR COMMON STOCK AND BECAUSE OF THIS OUR SECURITIES COULD FACE DEVALUATION IN THE MARKET.

We have paid no cash dividends on our Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business operations, it is anticipated that any earnings will be retained to finance our business operations and future expansion.

OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS, SO IT WILL BE DIFFICULT TO SEEK DAMAGES FROM OUR OFFICERS AND/OR DIRECTORS IN A LAWSUIT.

Our Bylaws provide that our Officers and Directors will only be liable to us for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct.  Thus, we may be prevented from recovering damages for certain alleged errors or omissions by our Officers and Directors for liabilities incurred in connection with their good faith acts on our behalf.  Additionally, such an indemnification payment on behalf of our Officers and/or Directors may deplete our assets.  Investors who have questions respecting the fiduciary obligations of our Officers and Directors should consult with their own independent legal counsel prior to making an investment in us.  Additionally, it is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

WE HAVE A LIMITED OPERATING HISTORY AND BECAUSE OF THIS IT MAY BE DIFFICULT TO EVALUATE OUR CHANCES FOR SUCCESS.

While we believe that our operating history since inception has shown a continually upward trend in both the total number and the volume of our sales, we can provide no assurance that our sales will continue to increase in the future and/or that our sales will not decline in the future. Although we feel that our results of operations are encouraging, we are a new company emerging into a new market and, as such, run a risk of not being able to compete in the marketplace.

WE DEPEND HEAVILY ON OUR ABILITY TO MARKET OUR PRODUCTS AND SERVICES TO POTENTIAL CONSUMERS

We depend on our ability to market our products and service, to make clients, consumers and potential customers aware of our products and service.  If our marketing department fails to make potential clients and customers aware of our products and service, it is likely that our client base will not grow and we will not have sufficient funds to expand our marketing efforts.  If this were to happen, it is likely that we will not be able to compete in the marketplace.  If you invest in us and we fail to properly market our products and service, we could be forced to curtail our business plan or discontinue our business operations altogether.

WE DO NOT CURRENTLY HAVE A PUBLIC MARKET FOR OUR SECURITIES.  IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

There is currently no public market for our Common Stock.  After this Registration Statement becomes effective, we hope to trade our securities publicly; however, we can make no assurance that there will be a public market for our Common Stock in the future.  If there is a market for our Common Stock in the future, we anticipate that such market may be illiquid and might be subject to wide fluctuations in response to several factors, including, but not limited to the following factors:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenue;
(3)	our ability to anticipate and effectively adapt to a developing market;
(4)	our ability to attract, retain and motivate qualified personnel;
(5)	customer satisfaction and loyalty;
(6)	increased competition; and
(7)	conditions and trends in the market for building and development and subsequent recycling of materials.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our Common Stock.

NO RULING FROM INTERNAL REVENUE SERVICE

We have obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to federal income tax consequences of the resale of the common stock.  Consequently, investors must evaluate for themselves the income tax implications which attach to their resale of the common stock.

STATE INCOME TAX CONSEQUENCES

This Registration Statement makes no attempt to summarize the state income tax consequences resulting from the laws of those states in which we may conduct our activities.  Accordingly, prospective purchasers of our common stock are urged to consult their tax advisors with regard to potential tax consequences.

FINANCIAL STATEMENTS

We currently have a limited operating history; therefore purchasers of common stock with regard to the resale of common stock have limited information on which to base their analysis of our financial condition.  This lack of financial history, along with other factors discussed above and further on in this Registration Statement, makes an investment in us extremely speculative.  However, the Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.  Financial Statements pertaining to DRS Inc. are filed as part of this Prospectus under Item 22.

LOSS OF INVESTMENT UPON DISSOLUTION OF COMPANY

Purchasers of our common stock may lose their investment upon dissolution, as there may not be sufficient assets to provide a distribution to purchasers of common stock.  In the event of our dissolution, the proceeds realized from the liquidation of our assets, if any, will be distributed to our shareholders only after satisfaction of claims of our creditors.  The ability of a purchaser to recover all or any portion of his or her purchase price of the resale of the common stock in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.  It is likely in the event we are forced to dissolve, there will not be sufficient assets to provide a distribution to our shareholders.  In such a case, our shareholders will lose their entire investment.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS

Once our Common Stock is listed on the OTC Bulletin Board, it is likely that it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $4.00 per share.  Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction.  The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.  Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $4.00 per share.  The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.  Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

USE OF PROCEEDS

If all of the common stock are sold, proceeds of the sale will be $4,868,268.00.  With fees associated with this Registration Statement not to exceed $60,000.00, the proceeds to us will be at least $2,940,000.00.  Proceeds from the resale of our common stock will be used to pay the costs of general overhead expenses, consulting and management fees, the costs to establish the marketing and sales/leasing force required to sell the products and services, for working capital and for expansion of our operations.  Additional financing will likely be required if we are to fully expand our operations and fully market and sell our products and services.  There is no assurance that such additional financing will be available to use and, if available, that the terms and conditions of such financing will be acceptable to us.

The proceeds from the resale of the common stock that are not utilized immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market accounts or similar investments, which may not be insured.

In the event that our plans change, our assumptions change or prove to be inaccurate, or the proceeds from the resale of the common stock prove to be insufficient, it may be necessary or advisable to reallocate proceeds or to use proceeds for other purposes, or we may be required to seek additional financing, or we may be required to curtail our operations.

DETERMINATION OF OFFERING PRICE

The purchase price on the resale of the common stock has been determined primarily by our capital requirements and has no relationship to any established criteria of our value, such as book value or earnings per share or any combination thereof.  Additionally, because we are a new corporation with limited operating history, the price on the resale of the common stock is not based on past earnings.  The price on the resale of the common stock does not necessarily indicate current market value for the assets owned by us.

DILUTION

We will need to raise additional funds, and these funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

There is no assurance that we will be profitable, and we may not be able to successfully develop, manage or market our products and services. We may not be able to attract or retain qualified executives and technology personnel and our products and services may become obsolete. Government regulation may hinder our business. Additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options, and other risks inherent in our business.

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

This prospectus relates to the resale of 1,868,268 shares of Common Stock by the selling stockholders.  The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders.  We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding.  None of the selling stockholders are broker-dealers or affiliates of broker-dealers.  None of the selling stockholders have had a material relationship with us since our inception.

SELLING SECURITY HOLDERS

SHARE- HOLDERS	DATE SHARES WERE ACQUIRED	METHOD OF PURCHASE	SHARES BENEFICIALLY OWNED BEFORE RESALE	AMOUNT OFFERED (ASSUMING ALL SHARES SOLD)
Terry Wong	12/17/2006	Cash	133,333	133,333
Terry Wong Trust	1/13/2007	Cash	133,333	133,333
Karen Okazaki Wong	1/13/2007	Cash	333,333	333,333
David Koons	7/17/2007	Cash	20,000	20,000
Alicia Britt	1/12/2007	Cash	6,667	6,667
Terrance & Glenna Luke	1/11/2007	Cash	66,667	66,667
Steve Okazaki	3/1/2007	Cash	13,333	13,333
Don & Kathy Nelson	1/8/2007	Cash	14,000	14,000
Jane Leedom	1/24/2007	Cash	5,000	5,000
Steve Campau & Diane Brittenham	3/5/2007	Cash	6,667	6,667

Steven & Deborah Kubas	1/14/2007	Cash	6,667	6,667
Robert Cox	3/3/2007	Cash	6,667	6,667
26.2 Group LLC	6/1/2007	Cash	166,667	166,667
Howard Lee	5/16/2007	Cash	6,666	6,666
Joy Mendes	6/3/2007	Cash	5,000	5,000
Gary Garvin	2/24/2007	Cash	5,000	5,000
Evan Taylor-Hurley	2/24/2007	Cash	5,000	5,000
Brian & Nancy Thompson Sr.	1/9/2007	Cash	6,667	6,667
Aaron Guimont	1/8/2007	Cash	20,000	20,000
Terry McKormick	1/9/2007	Cash	6,800	6,800
Jon Hansen	1/9/2007	Cash	6,800	6,800
Evan Taylor-Hurley	1/12/2007	Cash	6,666	6,666
So. Cal. Legacy, LLC	2/8/2007	Cash	133,333	133,333
George Guimont	12/26/2006	Cash	7,000	7,000
Greg Stewart LLC	1/8/2007	Cash	13,333	13,333
Jordan Kostelyk	1/31/2007	Cash	5,000	5,000
Bjarne Kristiansen	1/15/2007	Cash	10,000	10,000
Dow Enterprises II LLC	2/5/2007	Cash	13,333	13,333
Collins Drywall Inc	4/10/2007	Cash	5,000	5,000
RTK LLC	4/11/2007	Cash	6,666	6,666
Louis Mladenovic	4/30/2007	Cash	13,333	13,333
David Maurer	5/14/2007	Cash	13,333	13,333
Larry Sowle	3/30/2007	Cash	6,666	6,666
Nancy Thompson	6/18/2007	Cash	6,667	6,667
Kevin Leedom	3/20/2007	Cash	5,000	5,000
Ashley Mendes	4/13/2007	Cash	5,000	5,000

Clayton Tredway	4/27/2007	Cash	15,000	15,000
Raymond Mendes	4/12/2007	Cash	5,000	5,000
Cathleen Mendes	4/12/2007	Cash	5,000	5,000
Nina Cox	3/5/2007	Cash	6,670	6,670
Andre J Planchon	4/2/2007	Cash	14,000	14,000
Carol Planchon	4/5/2007	Cash	14,000	14,000
Mendes Family Trust	4/10/2007	Cash	14,000	14,000
Anthony J Mendes	4/27/2007	Cash	5,000	5,000
Wendy Mendes	4/27/2007	Cash	5,000	5,000
Steven J. King	12/07/07	Cash	13,334	13,334
Andrew H. Beebe	12/07/07	Cash	66,667	66,667

Sharon D. Mitchell	12/11/07	For Services Rendered	20,000	20,000
Denise Mayo	12/15/06	For Services Rendered	160,000	160,000
Daniel Johnson	12/15/06	For Services Rendered	150,000	150,000
Racquel Vieth	12/15/06	For Services Rendered	150,000	150,000

The 1,868,268 shares offered for resale by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods:

˚	Ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

˚	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

˚	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

˚	An exchange distribution in accordance with the rules of the applicable exchange;

˚	Privately-negotiated transactions;

˚	Broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

˚	A combination of any such methods of sale; and

˚	Any other method permitted pursuant to applicable law

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our Common Stock.  Selling shareholders will sell at a price of $1.00 per share until our shares are quoted and thereafter at prevailing market prices or privately negotiated prices.

The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors and the market conditions for the sale of equity securities in similar companies.  The offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

We are also registering 3,000,000 shares of common stock to be offered to the public for a twelve (12) month period in order to raise money for the operations and further expansion of DRS.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business.  We are not currently involved in legal proceedings that could reasonably be expected to have a materially adverse effect on our business prospects, financial condition or results of operation.  We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

We are dependent on the efforts and abilities of senior management.  The interruption of services of senior management could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained.  We have not entered into employment agreements with any of our key executives and no assurance can be given that each executive will remain with us.  All of our officers and directors will hold office until their resignation or removal.

The following persons are the current Executive Officers and Directors of the Company.

NAME	AGE	POSITION
Daniel Mendes	48	Director and President
George Guimont	58	Director and Secretary/Treasurer

From inception of DRS Inc., on November 17, 2006, Daniel Guimont was President and Daniel Mendes was Secretary/Treasurer.  On August 1, 2007, Daniel Guimont resigned as President and Daniel Mendes stepped in as President.  On August 1, 2007, George Guimont became Secretary/Treasurer.  Daniel Guimont remains as a consultant and is compensated as such.

Both Mr. Mendes and Mr. George Guimont each currently own and operate separate drywall companies and spend at least 40 hours each week at their respective companies.

EXECUTIVE SUMMARY OF DANIEL MENDES

DRS Inc. – President: Mr. Mendes oversees the physical operation and marketing of DRS Inc. as well as the daily business operation of DRS Inc.  Mr. Mendes graduated from Santa Clara University, Santa Clara, California in 1981 with a BSC in Finance.  Mr. Mendes brings a wealth of experience in finance and management to the company after having held the following positions with the companies set forth below:

Redhawk Construction Inc. – Vice President and Owner: Manages all phases of operation including financials and growth development.  Mr. Mendes brought this company from approximately $250,000 in annual revenue to over $1,000,000 in 4 years and over 2,000,000 in 8 years.

Pacific Western Lines– Assistant Terminal Manager: Anchorage, Alaska, 1982-1984; Managed employees in 5 different unions for a company that had a tug and barge, bulk cement, rail, and trucking operations.

Seaway Express– Alaska Operations Manager: Anchorage and Seward, Alaska, 1984-1986; Managed all phases of a tug and barge and roll-on railcar transportation company.

Roadway Express – Dock Supervisor: Seattle, Washington, 1987-1996, dispatcher, dispatch manager.

EXECUTIVE SUMMARY OF GEORGE GUIMONT

DRS Inc. – Secretary/Treasurer: Mr. Guimont has been with DRS Inc. since its inception and brings a strong financial background to the company.

Living Home Construction – Owner and President: Mr. Guimont started this company more than 30 years ago. They do drywall installation, taping and mudding. They specialize in custom homes and T & I for commercial space.

Union Contractor – Apprentice Program: Mr. Guimont completed the two-year union apprentice program and then worked as a journeyman drywaller until he started his own company.

Education: Mr. Guimont has a two-year degree in Finance and Banking from Pima College in Arizona.

Service to our Country: Mr. Guimont spent four years in the Air Force and was part of a missile launch control team for our Titan II missile system.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable common share property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders set forth below is 16504 9th Avenue SE, Suite 205, Mill Creek, Washington 98012.

NAME	TOTAL SHARES OWNED	PERCENTAGE
Daniel Mendes	7,000,000	28%
George Guimont	7,000,000	28%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 25,000,000 shares of common stock.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 25,000,000 shares of stock which are designated common stock with $.001 par value per share. As of the date of this registration statement, there were 15,868,268 shares of common stock issued and outstanding held by 51 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future declaration of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form SB-2 Registration Statement was prepared by our counsel, Sharon D. Mitchell, Attorney at Law, who owns 20,000 shares of our common stock, which were granted to Ms. Mitchell in consideration for legal services rendered to us in connection with this registration.

Stuart Carson, Attorney at Law was consulted briefly with regard to the resale of common stock and was compensated for his services.

Experts: The consolidated balance sheet and audited financial statements included in this Prospectus have been audited by Donahue Associates, LLC, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Indemnification of Directors and Officers

Our Articles of Incorporation limits the liability of our officers and directors.  Officers and directors will not be liable to us for monetary damages occurring because of a breach of their fiduciary duty as directors in certain circumstances.  Such limitation will not affect liability for any breach of a director’s duty to us or our shareholders, either:

˚	With respect to approval by the director of any transaction from which he or she derives an improper personal benefit;

˚
With respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interest of our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to us or our shareholders, or that indicate a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders; or

˚
Based on transactions between us and our director or another corporation with interrelated directors or on improper distribution, loans or guarantees pursuant to applicable sections of Nevada Revised Statutes.

Such limitations of liability will not affect the availability of equitable remedies such as injunctive relief or rescission.  Our Articles of Incorporation provide that we will indemnify our directors and officers to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes.

We have been informed that, in the opinion of the Commission, such indemnification, as claims pursuant to the federal securities laws, is against public policy and is, therefore, unenforceable.

Indemnification Agreements

We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director and officer in connection with any criminal or civil action brought or threatened against such director and officer because of such director and officer being or having been an executive officer or director of us.  To be entitled to indemnification by us, such person must have acted in good faith and in a manner, such person believed to be in our best interests and, with respect to criminal actions, such director and officer must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling us pursuant to the foregoing  provisions, we have been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

No relationships or related transactions are applicable.

DESCRIPTION OF BUSINESS

DRS Inc. is primarily in the business of drywall scrapping and recycling. We perform this service for General Contractors and Drywall Contractors.

The process of "drywall scrapping" entails us sending employees to our customers' construction job sites in our trucks designed with industry specific dump bends and tarping systems. At the job site, the employees will physically pick up clean "new" drywall scrap left after drywall hangers have installed drywall on a job and have left the excess cut pieces on the floor. They then load it onto our trucks and broom sweep the site as part of our service. We do not offer our service to pick up old drywall debris from demolition sites that have paint or other finishes on the drywall, which would contaminate it.

When our trucks are full, we return to one of our yards in either Maltby or Milton, Washington to unload. When we have accumulated at least 30 tons of scrap product, we load one of our larger Trinity belt trailers and haul it to one of several drywall manufacturers in the Northwest Region. These manufacturers then process the material and use it in the manufacturing of new drywall.

Typically, approximately 20% of new drywall material delivered to a job site becomes “scrap”.  The company’s process of scrapping a job site is done by manually removing the waste material by walking it out or sending it in a shoot into trucks.  The truck then transports the material to a yard which reloads it onto a large trailer for transport to a drywall manufacturing facility to be processed and used as raw material for new drywall.

We are currently operating in Washington, and plan to start operations in Oregon on January 1, 2008.

DRS identifies and targets the largest drywall contractors in a region to establish a base of revenue before moving in and setting up operations. This limits risk exposure and establishes enough revenue to support the operation in a very short period of time. These larger contractors may also help us establish operations in other cities where they also conduct business; once established in a new market, other contracts may be secured.

Large metropolitan areas are our best potential for growth and highest profit margins due to economies of scale and being able to strategically set up our own drywall processing centers.

With a fleet of over twenty trucks and trailers, we are the largest drywall scrapping/recycling company in the state of Washington.

DRS Inc. also provides "job site cleaning" services to contractors. This is a newly developing market for the companies and involves the picking up of other construction debris, primarily lumber which can also be recycled, as the construction of a project progresses. This service entails having us use our employees and trucks to pick up other recyclable products from job sites such as wood, metal, roofing, cardboard, concrete, siding, carpet, etc. We then take truckloads of this material to one of the local certified recycling centers in Washington. This market, which is currently only about 20% of gross revenue, has the potential to be as large as the scrapping service.

To maximize the usage of our equipment, we also provide limited backhaul trucking services to other companies to haul their product from an area near one of the drywall manufacturers' facilities, back to an area near our dump yards. Our Trinity belt trailer makes these services attractive to bark and sawdust distributors.

Facilities

Our principal business address is located at 16504 9th Avenue SE, Suite 205, Mill Creek, Washington 98012

Employees

Other than our executive officers, we employ approximately 19 laborers, 2 truck drivers, 2 clerical workers, 2 dispatchers and a maintenance manager.  We do not currently have employment contracts with any of these personnel as they are paid hourly, and are “at will” employees.

Liquidity and Capital Resources

Our only known sources of capital are the proceeds from the resale of the common stock as well as the current revenues we are generating.  We cannot anticipate when we will start earning substantial revenues sufficient to expand our operations and services outside our currently targeted areas.  We may require additional financing and there is no assurance that such additional financing will be available.

Market Competition

The market for drywall scrapping is a huge one.  Nationally, on average during the 10 year period from 1996 to 2005, over 1,350,000 single family homes were built annually.  The average size of a home in the US in 2004 was over 2,300 square feet.  A standard multiplier used in the industry to determine the amount of drywall square footage in a home is 3.75 times the home’s floor square footage.  At 2,300 square feet per house multiplied by the 3.75 factor we get a square footage of new drywall stocked in a house of 8,625 square feet.  At an average of 20% waste, this creates approximately 1,725 square feet per house with a weight of 1.6 pounds per square foot for ½” drywall which equates to 2,760 pounds per house, or 1.38 tons.  Therefore, on a national scale per year, 1,863,000 tons of scrap is generated in the residential market only.  This does not include apartments and commercial construction.

Gypsum wallboard is the second largest contributor of residential construction waste and the largest contributor in the commercial sector by weight.  Currently the majority of this waste is sent to landfills.  DRS Inc. is committed to the process of scrapping and recycling gypsum wallboard, thus contributing to saving our environment.  Associated problems with this product going to land fills, besides the obvious capacity problems and establishing more landfills, are that the product may contaminate groundwater and cause odor problems.  Pockets of hydrogen sulfide gas can also develop, thereby presenting a possible risk to landfill workers.

Financially, the opportunities for revenue growth are enormous. The company’s receivables are based on total square footage of new drywall delivered to a job site.  At a rate of approximately $.025 per square foot, the average home would gross about $215.  At a national annual rate, for residential single family homes only, the revenue potential is approximately $291,464,750.  This of course does not take into account the apartment and commercial markets.  DRS Inc.’s goal is to get a large portion of this currently fragmented market and in turn do our part to protect the environment.  As a single corporate entity, we feel we can have one of the largest recycling programs of any kind in the nation given the enormous collective weight and mass of the scrap we process.

Currently, the majority of “scrapping” is done either by the drywall contractor itself, or by small one or two truck scrapping companies.  Most of this scrap is again taken to landfills where dump rates can be a considerable cost of operation.  Our company’s growth has paralleled our abilities to educate and convince clients of the advantages we have in our disposal operation, the economics of a large-scale operation, and other efficiencies.  Therefore we can perform our service cheaper than a drywall company can do it itself, and in many cases more timely, with our larger, more flexible fleet.  Timeliness is a key factor for our customers, as the drywall process on a job cannot continue safely until the scrap is removed.  Our smaller competitors with only 1 or 2 trucks cannot offer the service that we can.

DRS Inc. has developed a competitive edge by disposing of its material through its return to manufacturer operation to make new gypsum wallboard. We are also in the process of developing other avenues with even better cost structures, all of which recycle the material.  These include use of the material as an ingredient in Portland cement, a source of sulfur and calcium for crops in agricultural land application, and as an amendment in composting systems. DRS is in negotiations to lower our costs by either selling or donating processed gypsum to other entities.  By doing this we will enhance our image as a company committed to recycling.

Financial Statements

The Company has had a limited operating history.  The Company’s financial statements as summarized in this Registration Statement were audited as of June 30, 2007, by Donahue & Associates, LLC

Because the information specified in this Registration Statement concentrates primarily on details concerning us rather than the industry in which we operate, potential purchasers of common stock are encouraged to conduct their own separate investigation of our industry to obtain more insight in assessing our prospects.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DRS Inc.'s strategy for future growth is centered on its ability to process the scrap sheetrock it picks up, and to sell it as a usable commodity.  To date, all revenue has been generated from scrapping sheetrock, picking up other construction jobsite waste, and incidental trucking. There is significant cost to the disposal of the product we collect; we take the drywall scrap to a manufacturer of new product, and other jobsite debris to a Washington State approved recycling center, both for a fee.

The revenue has allowed the company to operate and grow, as well as spend money on new leases, startup costs, and public offering costs, but not make a profit on a consistent monthly basis. Challenges will remain as we expand and additional money will be needed for day to day operations.

Therefore, for future growth and profitability, the company's business model is to have a machine manufactured that will process the scrap sheetrock by removing  a majority of the paper off the scrap sheetrock which can then be sold as animal bedding, and then the remaining gypsum will be ground into powder form. The resulting gypsum product can be sold as a soil amendment, an additive to Portland cement or flea powder, used in the manufacture of new sheetrock, or as an absorption agent for spill site clean-up.  We currently see the agriculture industry as our most likely source of sales and distribution of our product and are in negotiations with several distributors of gypsum to farms. Both Eastern Washington and Oregon have substantial agriculture industries. We have been approved by all necessary Washington State agencies to have our product used as a soil amendment which is a big step to achieving this goal.  If we are able to sell a large percentage of our product, it will have a significant positive impact on our financials.  Processing our product also enables us to control our growth, as it becomes increasingly difficult to dispose of our product as our tonnage increases.

To achieve the above plan, we have entered into a contract to have a processing machine built.  The processing machine should be available to ship to us in January 2008. We negotiated and signed with the Port of Ridgefield, WA to lease a warehouse of approximately 21,000 square feet to use as our processing facility. Along with that, the location, which is near the Oregon Sate border, will be used to expand into the Oregon market. Our plan is to have both our manufacturing site and scrapping services in Oregon operational by end of first quarter 2008.

Another plan of operation is to have our site at the Port of Ridgefield become a dump site for drywall companies and other drywall scrapping companies to dispose of their scrap product.  By doing so, we can charge a "tipping" fee based on tonnage dropped off. This will enable us to generate another source of income, plus we can then process this material and sell it.  Some states such as Oregon are writing laws to keep scrap drywall from going to land fills, which would then greatly benefit this phase of our operation as our competitive drywall scrappers would then be forced to dispose of their scrap to a company such as ours that would recycle it.

DRS Inc. raised money through a private placement stock sale to provide funds for startup costs, operational costs, administrative costs, growth and expansion costs, and cash flow requirements. The company has no debt and a cash reserve of $170,000 in CD's at the Bank of America. It projects that this money will be sufficient to enable it to achieve the above business model, allowing it to sell its product and become profitable.

Challenges to the business will be the seasonal winter slowdown of construction and the apparent imminent slowdown in the construction industry. The company does however see an increase in the number of apartments being built versus single-family homes, which is a more efficient and profitable part of our operation.

In the future, the company has plans to expand to other states.  Areas that will be targeted are larger metropolitan areas that also have an industry outlet for processed gypsum. After we successfully begin operation in Oregon, our next target market will be California, which not only has a large population, but a large agriculture industry.

On August 1, 2007, we had a major change in corporate personnel. Daniel Guimont who was the original President and also a director stepped down from both positions in order to concentrate on sales and operational growth. He has over 9 years of experience in the drywall scrapping industry.   Daniel Mendes, who has a finance degree from Santa Clara University and who has successfully owned and grew a drywall company, stepped down from his positions of Secretary and Treasurer and was put forth as President. Mr. Mendes is also a director of the company since inception.  George Guimont, also a long time successful owner of a drywall company was put forth as Secretary and Treasurer and also a director.  The company is confident that with the many years of experience of each of the individuals in this industry that it can be successful in carrying out its planned operation.

The Company feels strongly that with the current climate in the United States to work towards increased recycling, DRS Inc. will be well received and supported in the marketplace as the country puts more emphasis on environmental issues. Scrap sheetrock is a very large contributor to landfills, and therefore we feel that many states will follow the lead of other countries in making it illegal to dump this waste into landfills. DRS Inc. is working to position itself to take advantage of any of these changes which would significantly affect the growth potential of its business.

DESCRIPTION OF PROPERTY

Rented/leased Property

EQUIPMENT RENTAL/LEASE LIST

YEAR	MAKE	MODEL	VIN #
2003	Ford	F550 w/Dump Bed	1FDAF56P64EA18902
2003	Ford	F550 w/Dump Bed	1FDAF56P33ED0224
2003	Ford	F550 w/Dump Bed	1FDAF56P63ED13013
2001	Ford	F550 w/Dump Bed	1FDAF56F61EA47710
2005	Ford	F250	1FTSW21PX5EC48412
2004	Ford	F650 w/Dump Bed	3FRNX65N84V654253
2001	Ford	F550 w/Dump Bed	1FDAF56F71EC17489
2004	Ford	F550 w/Dump Bed	1FDAF56P64EA18902
2004	Ford	F650 w/Dump Bed	3FRNF65234V589787
2007	Mitsubishi	FM-260	JL6DGM1E77K003403
2006	Mitsubishi	FM-OTHI	JL6BDH1S26K001036
2007	Mitsubishi	FM-260	JL6DGM1E27K004281
2007	Mitsubishi	FM-260	JL6DGM1E77K004051
2007	Mitsubishi	FM-260	JL6DGM1E67K004218
2007	Mitsubishi	FM-260	JL6DGL1E47K007046
2007	Mitsubishi	FM-260	JL6DGL1E27K007093
1994	WHGM	Tractor	4V1VDBCH9RN673569
2004	Trinity	56' Belt Trailer	1T9SC56483B656098
2008	Ford	Pickup	1FTSW31RX8EA33625
2006	Honda	Pickup	2HJYK16556H505893
2007	Custom	Processing Machine
2005	GMC	C6C	1GDJ6C1C85F510979
2005	GMC	6500	1GDJ6C1C65F510883
2005	GMC	6500	1GDJ6C1C05F510894
2005	Peterbuilt	Tractor	2NPLLZ9X15M883747
2007	Mercedes	E350W	WDBUF56X97BO60986
2001	Freightliner	FLD120	1FUNAHCG21PF96985
2006	Isuzu	Flatbed w/Dump Bed	JALC4B16X57007987
2001	Trinity	LBT Trailer	1F9SE53431B114217

Office Equipment and Supplies

Office equipment and supplies are located at our main facility at 16504 9th Avenue SE, Suite 205, Mill Creek, Washington 98012

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain consultants used by the Company may be paid in stock in lieu of cash, or along with cash. The following consultants have been compensated with stock for services rendered:  Sharon D. Mitchell; 20,000 shares for legal services rendered; Denise Mayo; 160,000 shares for services rendered with regard to internet marketing, web construction and locating new crushing site areas; Daniel Johnson; 150,000 shares for services rendered with regard to national marketing as well as lobbying to pass laws making it illegal to dump sheet rock outside of designated areas; and Racquel Vieth; 150,000 shares for services rendered regarding marketing product to local farmers as well as efforts to allow  DRS Inc. to set up grinders on sheet rock manufacturers premises.

Additionally, Daniel Guimont, who was President/Director until August 2007, is the son of George Guimont, our Director/Secretary/Treasurer, remains a consultant to us, and is compensated as such.  In the future, Daniel Guimont may receive stock in lieu of cash for his services.

MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

No established public trading market exists for our Common Stock.  The only common equity is that resulting from the private placement of shares. The company has sold 1,388,268 shares of its common stock at seventy-five cents ($0.75) per share to 47 investors via a private placement under Rule 506. In addition, in May 2007, the Company issued 100,000 warrants to purchase 100,000 shares at $1.00 for a period of eight years to a consultant for services rendered.   Between December 2006 and June 2007, the Company issued 103,936 warrants to purchase 103,936 shares at $0.75 for a period of 12 months beginning at the time the Company’s shares begin trading on the public market.  Between December 2006 and December 2007, the Company issued 1,224,332 shares at $0.50 for a period of 24 months beginning at the time the Company’s shares begin trading on the public market.  Between December 2006 and December 2007, the Company issued 1,033,333 shares at $0.35 for a period of 36 months beginning at the time the Company’s shares begin trading on the public market.  Between December 2006 and June 2007, the Company issued 899,999 shares at $0.25 for a period of 48 months beginning at the time the Company’s shares begin trading on the public market.  These warrants were issued as an incentive (or award) to those shareholders listed in the selling shareholder table listed above. There are no equity compensation plans in place at this time. Except for this registration and offering, there is no Common Stock that is being, or has been proposed to be, publicly offered.

The business owner and President, as well as the Secretary/Treasurer have continued to run DRS Inc., offering their expertise, including marketing the company, maintaining business relationships and networking for new contracts and new market areas in anticipation of growth and expansion in neighboring states in exchange for seven million (7,000,000) shares each of the common stock.
EXECUTIVE COMPENSATION

Any compensation received by our officers and directors will be evaluated and determined from time to time.  At this time, salaries are being paid as outlined in the table set forth below:

Name & Position	Dates	Salary	Other Annual Compensation	All Other Compensation
Daniel Mendes President/ Director	January 1, 2007 to October 31, 2007 November 1, 2007 to present	$2,500.00 per week $1,000.00 per week		Currently holds 7,000,000 shares of stock
George Guimont Secretary/ Treasurer/ Director	August 1, 2007 to present	$1,500 per week		Currently holds 7,000,000 shares of stock
Daniel Guimont Director (1)	January 1, 2007 to July 22, 2007	$2,500 per week		Currently is not a stockholder

(1)
In addition to his salary as Director, Daniel Guimont was compensated as regional sales manager and received an additional $1,350 per week from 3/12/07 until 3/25/07.  His salary was raised to $1,500 per week from 3/26/07 to 4/1/07, and then to $2,500 per week from 4/2/07 to 5/6/07.   From 5/7/07 to 7/22/07 Mr. Guimont was compensated $3,500 per week.  From July 22, 2007, on, he has not been compensated as director or employee of DRS Inc.

(2)	Beginning November 1, 2007, Mr. Mendes’ salary will drop to $1,000.00 per week.

On August 1, 2007, Daniel Guimont started being compensated as a business consultant through his own company - DTG Enterprises Inc. He is no longer an employee or director of DRS Inc. after 7/31/07.

On August 1, 2007, Mr. George Guimont stepped in as Director and Secretary/Treasurer.

Compensation of Directors

Any Director who also becomes our employee will receive no extra compensation for their service on our Board of Directors.  Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

Employment Contracts

We currently have no employment contracts in place and our executive officers are compensated as stated above.

Stock Option Plans

At this time, there is no stock option plan in place.

Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure

There are no changes in or disagreements with accountants on accounting and/or financial disclosure at this time.

Financial Statements

See included Financial Statements included on following pages F1 through F24

DRS Inc.
Audited Financial Statements
From Inception, November 17, 2006 to June 30, 2007
(A Development Stage Company)

DONAHUE ASSOCIATES, L.L.C.
    27 BEACH ROAD, SUITE CO5-A
     MONMOUTH BEACH, NJ.    07750
                     Phone: (732) 229-7723

Independent Auditor’s Report

The Shareholders,
DRS Inc.

We have audited the accompanying consolidated balance sheet of DRS Inc. as of June 30, 2007 and the related consolidated statements of operations and changes in shareholders’ equity, and cash flows from inception, November 17, 2006 to June 30, 2007. These financial statements are the responsibility of management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted by the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements presented are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the balance sheets of DRS Inc. as of June 30, 2007 and the related consolidated statements of operations and changes in shareholders’ equity, and cash flows from inception, November 17, 2006 to June 30, 2007, in conformity with generally accepted accounting principles generally accepted in the United States of America.

Monmouth Beach, New Jersey
September 21, 2007

DRS Inc.
Consolidated Balance Sheets
As of June 30, 2007
(A Development Stage Company)

ASSETS

Current assets:
Cash & short term deposits	$211,988
Accounts receivable (net of allowance for bad debt of $35,994)	321,798
Total current assets	$533,786

Other assets:
Fixed assets- net	254,315
Security deposits	13,852
Receivable from shareholder	225,829

Total assets	$1,027,782

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$174,150
Capital lease payable- short term	49,800
Total current liabilities	$223,950

Capital lease payable- long term	183,915

Shareholders' equity:
Common stock- $.001 par value, authorized 25,000,000 shares,
issued and outstanding, 15,734,934 shares	$15,735
Additional paid in capital	11,318,610
Retained deficit during development stage	(10,714,428)
Total shareholders' equity	619,917

Total Liabilities & Shareholders' Equity	$1,027,782

See the notes to the financial statements.

DRS Inc.
Consolidated Statements of Operations
From Inception, November 17, 2006 to June 30, 2007
(A Development Stage Company)

Revenues:
Net revenues	$1,394,669
Cost of revenues	(1,358,861)
Net revenues	$35,808

General and administrative expenses:
Salaries and benefits	$10,205,000
General administration	532,502
Total general & administrative expenses	10,737,502

Net loss from operations	$(10,701,694)

Other revenues:
Interest income	1,178
Interest expense	(13,912)

Net loss before provision for income taxes	$(10,714,428)

Provision for income taxes	0

Net loss	$(10,714,428)

Loss per common share:
Basic & fully diluted	$(0.73)

Weighted average of common shares:
Basic & fully diluted	14,749,293

See the notes to the financial statements.

DRS Inc.
Consolidated Statements of Cash Flows
From Inception, November 17, 2006 to June 30, 2007
(A Development Stage Company)

Operating Activities:
Net loss	$(10,714,428)
Adjustments to reconcile net loss items
not requiring the use of cash:
Salaries and benefits	10,080,000
Depreciation	18,566
Bad debt	35,994
Consulting expense	332,143
Changes in other operating assets and liabilities :
Accounts receivable	(357,792)
Accounts payable	174,150
Net cash used by operations	$(431,367)

Investing Activities:
Security deposits on vehicles	$(13,852)
Purchase of office equipment	(3,881)
Net cash used by investing activities	(17,733)

Financing Activities:
Issuance of common stock	$956,202
Placement fees	(34,000)
Payment of capital lease	(35,285)
Receivable from shareholder	(225,829)
Net cash provided by financing activities	661,088

Net increase in cash during the period	$211,988

Cash balance at inception, November 17, 2006	0

Cash balance at June 30, 2007	$211,988

Supplemental disclosures of cash flow information:
Interest paid during the period	$13,912
Income taxes paid during the period	$0

See the notes to the financial statements.

DRS Inc.
Consolidated Statement of Changes in Shareholder’s Equity
From Inception, November 17, 2006 to June 30, 2007
(A Development Stage Company)

				Accumulated
				Deficit		Issue
	Common	Common	Paid in	Development		Price Per
	Shares	Par Value	Capital	Stage	Total	Share

Balance at inception, November 17, 2006	0	$0	$0	$0	$0

Issued shares to officers	14,000,000	14,000	10,066,000		10,080,000	$0.72

Issued shares to consultants	460,000	460	330,740		331,200	$0.72

Issuance of common stock	1,274,934	1,275	920,927		922,202	$0.72

Warrants issued to consultant			943		943

Net loss				(10,714,428)	(10,714,428)

Balance at June 30, 2007	15,734,934	$15,735	$11,318,610	$(10,714,428)	$619,917

See the notes to the financial statements.

DRS Inc.
(A Development Stage Company)
Notes to the Financial Statements
From Inception, November 17, 2006 to June 30, 2007

1.	Organization of the Company and Significant Accounting Principles

DRS Inc. (the “Company”) is a privately held corporation formed in November 2006 in the state of Nevada. The financial statements include the results of operations of the Company and its wholly owned subsidiary, DRS Union Inc.

The Company and its subsidiary remove rubbish from drywall at construction sites for disposal and recycling.

Consolidation- the accompanying consolidated financial statements include the accounts of the company and its wholly owned subsidiary.  All significant inter-company balances have been eliminated.

Use of Estimates- The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include.  Actual results may differ from these estimates.

Development Stage Company- the Company qualifies for treatment as a Development Stage Company as per Statement of Financial Accounting Standards (SFAS) No. 7.  As per SFAS No.7, financial transactions are accounted for as per generally accepted accounted principles.  Revenues and expenses incurred during the development stage are accumulated in “losses accumulated during the development stage” and are reported in the Stockholders’ Equity section of the balance sheet.

Cash- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with original maturity dates of three months or less.

Fixed Assets- Fixed assets are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful life of the asset. The following is a summary of the estimated useful lives used in computing depreciation expense:

Office equipment	3 years
Vehicles	5 years

Expenditures for major repairs and renewals that extend the useful life of the asset are capitalized.  Minor repair expenditures are charged to expense as incurred.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109  (SFAS No. 109), "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Revenue Recognition- The Company realizes revenues from drywall removal jobs when the existence of an unconditional binding arrangement with a client is present, the work has been performed, the Company fees are determined and fixed, and the assurance of the revenue collection is reasonably secured.

Bad Debt Expense- The Company provides, through charges to income, a charge for bad debt expense, which is based upon management's evaluation of numerous factors.  These factors include economic conditions, a predictive analysis of the outcome of the current portfolio and prior credit loss experience.

Recent accounting pronouncements:

SFAS 155, "Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140" (`SFAS No. 155"). This Statement shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Management does not expect adoption of SFAS No. 155 to have a material impact on the Company's consolidated financial statements.

SFAS 157, "Fair Value Measurements", defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. Management does not expect adoption of SFAS No. 157 to have a material impact on the Company's consolidated financial statements.

In June 2005, the Emerging Issues Task Force reached a consensus on Issue No. 05-6 ("EITF No. 05-6"), "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination." EITF No. 05-6 clarifies that the amortization period for leasehold improvements acquired in a business combination or placed in service significantly after and not contemplated at or near the beginning of the lease term should be amortized over the shorter of the useful life of the assets or a term that includes the required lease periods and renewals that are reasonably assured of exercise at the time of the acquisition. EITF No. 05-6 is to be applied prospectively to leasehold improvements purchased or acquired in reporting periods beginning after June 29, 2005. The adoption of EITF No. 05-6 did not have a material impact on the Company's consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No.109" ("FIN No. 48"). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes". Fin No. 48 is effective for fiscal years beginning after December 15, 2005. Management does not expect adoption of FIN No. 48 to have a material impact on the Company's consolidated financial statements.

2. Fair values of Financial Instruments

Cash, accounts receivable, security deposits, receivable from shareholder, accounts payable and accrued expenses, and capital leases payable in the balance sheet are estimated to approximate fair market value at June 30, 2007.

3.  Net Loss per Share

The Company applies SFAS No. 128, Earnings per Share to compute net loss per share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the years. Diluted net loss per share gives the effect of outstanding common stock equivalents of the warrants outstanding. The effects on net loss per share of the common stock equivalents, however, are not included in the calculation of net loss per share since their inclusion would be anti-dilutive.

Net loss per common share has been computed as follows:

Net loss	$(10,714,428)

Total common shares outstanding	15,734,934

Weighted average of shares outstanding	14,749,293

Loss per common share:
Basic & fully diluted	$(0.73)

4. Concentration of Credit Risks

The Company’s president and secretary have provided personal guarantees on the leased vehicles discussed in Note 9. A withdrawal of this support may have a material adverse effect on the Company’s ability to lease equipment.

5.  Provision for Income Taxes

Provision for income taxes is comprised of the following:

Net loss before provision for income taxes	$(10,714,428)

Current tax expense:
Federal	$0
State	0
Total	$0

Less deferred tax benefit:
Timing differences	(111,873)
Allowance for recoverability	111,873
Provision for income taxes	$0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate	34%
Statutory state and local income tax	10%
Less allowance for tax recoverability	-44%
Effective rate	0%

Deferred income taxes are comprised of the following:

Timing differences	$111,873
Allowance for recoverability	(111,873)
Deferred tax benefit	$0

Note: The deferred tax benefits arising from the timing differences expires in fiscal year 2027 and may not be recoverable upon the purchase of the Company under current IRS statutes.

6. Issuance of Common Stock and Warrants

In November 2006, the Company issued 14,000,000 to the officers of the Company for services rendered.  The Company used $0.72 to value the transaction and recorded a salary expense of $10,080,000 in the statement of operations.

In December 2006, the Company issued 460,000 to consultants for marketing services rendered.  The Company used $0.72 to value the transaction and recorded a salary expense of $331,200 in the statement of operations.

In February 2007, the Company began an offering of 1,500,000 shares of its common stock through an offering as defined by Rule 501 of Regulation D of the Securities Exchange Act.  The offering price per share is $0.75.  The offering also includes common stock warrants to be issued to purchasers of common stock in excess of 6,667 shares at exercise prices and maturity dates depending upon the amount of shares purchased.  As of June 30, 2007, the Company received net proceeds of $922,202 in and issued 1,274,934 shares of common stock and 3,094,932 warrants to purchase its common stock.

As a result of the offering, the Company issued 3,094,932 warrants to purchase its common stock in connection with the stock offering. The Company applied an option pricing model to determine the fair value of the warrants issued using the following assumptions, the dividend yield is 0%, volatility is 40%, and a risk-free interest rate of 5.50%. The fair values generated by option pricing model may not be indicative of the future values, if any, that may be received by the warrant holder.

In addition, in May 2007, the Company issued 100,000 warrants to purchase 100,000 shares at $1 for a period of eight years to a consultant for services rendered.  Using the above model and assumptions, the Company recorded a consulting expense of $943 in the statement of operations.

There is no formal stock option plan for employees.

A list of warrants outstanding at June 30, 2007 is as follows:

			Estimated
			Average
		Average	Years to
	Amount	Exercise Price	Maturity

Inception, November 14, 2006	0

Issued	3,194,932
Expired	0
Exercised	0

Outstanding at June 30, 2007	3,194,932	$0.41	4.24

7. General Administrative Expenses

A detail of general administrative expenses in the statement of operations at June 30, 2007 is as follows:

Automobile expense	$14,940
Bad debt expense	35,994
Bank fees	50
Depreciation- office equipment	662
Insurance	15,368
Licenses	5,458
Marketing	3,530
Meals	1,776
Supplies	7,339
Professionals & consulting fees	413,480
Rent expense	8,795
Taxes	5,033
Telephone	20,077

Total	$532,502

8.  Fixed Assets- Net

The following table is a summary of fixed assets at June 30, 2007:

Vehicles	$269,000
Office equipment	3,881
Accumulated depreciation	(18,566)

Fixed assets- net	$254,315

The category for vehicles is leased assets discussed in Note 9.  Depreciation expense on the leased assets for the period from inception to June 30, 2007 is $17,904.

9. Commitments and Contingencies

In June 2007, the Company became committed to non-cancelable operating leases for office and vehicle parking space in Mercer Island, Washington.  Future minimum lease payments required under these leases is as follows:

2008	$35,299
2009	15,241
2010	14,586

Total	$65,126

Rent expense for period from the inception of the leases to June 30, 2007 was $8,795.

During the period from the Company’s inception in November 2006 to June 30, 2007, the Company entered into various lease agreements for vehicle equipment.  Future minimum lease payments required under these leases is as follows:

2007	$76,212
2008	76,212
2009	76,212
2010	69,861

Total minimum lease payments	$298,497

Less amounts representing interest	(64,782)

Present value of net minimum lease payments	$233,715

In May 2007, the Company entered into an agreement with a consultant to construct a machine that recycles sheetrock and to purchase other vehicles for use in its business.  Management estimates the cost of the sheetrock recycler and the vehicles to approximate $630,000.

As compensation, the Company has agreed to pay the consultant $6 per ton of all sheetrock it disposes of except in the states of Washington and Oregon, where compensation will be $23 per ton.  Any sale of recycled sheetrock by the Company will require a commission to be paid of 10% of sales proceeds in excess of $30 per ton.

10.  Litigation

Management is not aware of any pending or threatened litigation against the Company as of the date of this report.

11. Related Party Transactions

During the period from inception to June 30, 2007, the Company had sales revenues of $38,979 from companies that were owned by the Company’s management and shareholders.

The Company has entered into equipment rental agreements with the secretary and treasurer of the Company.  The rental agreements are on a month to month basis and the Company has deposited $225,829 with this officer to secure the agreements.  The deposits are unsecured and non interest bearing. During the period from inception to June 30, 2007, the Company paid $151,681 for equipment rental to the Company’s secretary and treasurer.

12. Subsequent Event

In August 2007, the Company entered into a consulting agreement with a management company to oversee the daily business operations of the Company and to increase its profitability.  The agreement requires the Company to compensate the management company $20,000 per month and is terminable by either party upon thirty days written notice of intent to terminate the agreement.

13.	Non Cash Transaction

The following transactions have been excluded from the statement of cash flows for the period from inception, November 17, 2006 to June 30, 2007 since the transactions did not involve the exchange of cash.

During the period from inception, November 17, 2006 to June 30, 2007, the Company acquired $269,000 of vehicle equipment by entering into capital leases more fully discussed in Note 9.

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DRS Inc.
Consolidated Balance Sheets
As of September 30, 2007
(A Development Stage Company)

	Unaudited
ASSETS	30-Sep-07	30-Jun-07

Current assets:
Cash & short term deposits	$144,233	$211,988
Accounts receivable (net of allowance for bad debt of $39,427)	352,703	321,798
Prepaid expense	1,063	0
Total current assets	$497,999	$533,786

Other assets:
Fixed assets- net	240,436	254,315
Security deposits	13,852	13,852
Receivable from shareholder	225,829	225,829

Total assets	$978,116	$1,027,782

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$151,040	$174,150
Capital lease payable- short term	51,289	49,800
Total current liabilities	$202,329	$223,950

Capital lease payable- long term	170,520	183,915

Shareholders' equity:
Common stock- $.001 par value, authorized 25,000,000 shares, issued and outstanding, 15,734,934 shares at 6/30/07 and
15,768,2767 at 9/30/07	$15,768	$15,735
Additional paid in capital	11,342,688	11,318,610
Retained deficit during development stage	(10,753,189)	(10,714,428)
Total shareholders' equity	605,267	619,917

Total Liabilities & Shareholders' Equity	$978,116	$1,027,782

See the notes to the financial statements.

DRS Inc.
Consolidated Statements of Operations
From July 1, 2007 to September 30, 2007 and
From Inception, November 17, 2006 to September 30, 2007
(A Development Stage Company)
Unaudited

	Three Months	Inception to
	30-Sep-07	30-Sep-07

Revenues:
Net revenues from drywall removal	$955,543	$2,350,212
Cost of revenues	(812,740)	(2,171,601)
Net revenues	$142,803	$178,611

General and administrative expenses:
Salaries and benefits	$58,500	$10,263,500
General administration	116,134	648,636
Total general & administrative expenses	174,634	10,912,136

Net loss from operations	$(31,831)	$(10,733,525)

Other revenues:
Interest income	294	1,472
Interest expense	(7,224)	(21,136)

Net loss before provision for income taxes	$(38,761)	$(10,753,189)

Provision for income taxes	0	0

Net loss	$(38,761)	$(10,753,189)

Loss per common share:
Basic & fully diluted	$(0.00)

Weighted average of common shares:
Basic & fully diluted	15,756,912

See the notes to the financial statements.

DRS Inc.
Consolidated Statements of Cash Flows
From July 1, 2007 to September 30, 2007 and
From Inception, November 17, 2006 to September 30, 2007
(A Development Stage Company)
Unaudited

	Three Months	Inception to
	30-Sep-07	30-Sep-07
Operating Activities:
Net loss	$(38,761)	$(10,753,189)
Adjustments to reconcile net loss items
not requiring the use of cash:
Salaries and benefits		10,080,000
Depreciation	13,879	32,445
Bad debt	3,433	39,427
Consulting expense		332,143
Changes in other operating assets and liabilities :
Accounts receivable	(34,338)	(392,130)
Prepaid expense	(1,063)	(1,063)
Accounts payable	(23,110)	151,040
Net cash used by operations	$(79,960)	$(511,327)

Investing Activities:
Security deposits on vehicles	$0	$(13,852)
Purchase of office equipment	0	(3,881)
Net cash used by investing activities	0	(17,733)

Financing Activities:
Issuance of common stock	$24,111	$980,313
Placement fees	(889)	(34,889)
Payment of capital lease	(11,906)	(47,191)
Receivable from shareholder	0	(225,829)
Net cash provided by financing activities	11,316	672,404

Net increase in cash during the period	$(68,644)	$143,344

Cash balance at inception and June 30, 2007	211,988	0

Cash balance at September 30, 2007	$143,344	$143,344

Supplemental disclosures of cash flow information:
Interest paid during the period	$7,224	$21,136
Income taxes paid during the period	$0	$0

See the notes to the financial statements.

DRS Inc.
Consolidated Statement of Changes in Shareholder’s Equity
From Inception, November 17, 2006 to September 30, 2007
(A Development Stage Company)

				Accumulated
				Deficit		Issue
	Common	Common	Paid in	Development		Price Per
	Shares	Par Value	Capital	Stage	Total	Share

Balance at inception, November 17, 2006	0	$0	$0	$0	$0

Issued shares to officers	14,000,000	14,000	10,066,000		10,080,000	$0.72

Issued shares to consultants	460,000	460	330,740		331,200	$0.72

Issuance of common stock	1,274,934	1,275	920,927		922,202	$0.72

Warrants issued to consultant			943		943

Net loss				(10,714,428)	(10,714,428)

Balance at June 30, 2007	15,734,934	15,735	11,318,610	(10,714,428)	619,917

Issuance of common stock	33,333	33	24,078		24,111	$0.72

Net loss				(38,761)	(38,761)

Balance at September 30, 2007-unaudited	15,768,267	$15,768	$11,342,688	$(10,753,189)	$605,267

See the notes to the financial statements.

DRS Inc.
(A Development Stage Company)
Notes to the Financial Statements
From July 1, 2007 to September 30, 2007

1.	Organization of the Company and Significant Accounting Principles

DRS Inc. (the “Company”) is a privately held corporation formed in November 2006 in the state of Nevada. The financial statements include the results of operations of the Company and its wholly owned subsidiary, DRS Union Inc.

The Company and its subsidiary remove rubbish from drywall at construction sites for disposal and recycling.

Consolidation- the accompanying consolidated financial statements include the accounts of the company and its wholly owned subsidiary.  All significant inter-company balances have been eliminated.

Use of Estimates- The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include.  Actual results may differ from these estimates.

Development Stage Company- the Company qualifies for treatment as a Development Stage Company as per Statement of Financial Accounting Standards (SFAS) No. 7.  As per SFAS No.7, financial transactions are accounted for as per generally accepted accounted principles.  Revenues and expenses incurred during the development stage are accumulated in “losses accumulated during the development stage” and are reported in the Stockholders’ Equity section of the balance sheet.

Cash- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with original maturity dates of three months or less.

Fixed Assets- Fixed assets are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful life of the asset. The following is a summary of the estimated useful lives used in computing depreciation expense:

Office equipment	3 years
Vehicles	5 years

Expenditures for major repairs and renewals that extend the useful life of the asset are capitalized.  Minor repair expenditures are charged to expense as incurred.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109  (SFAS No. 109), "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Revenue Recognition- The Company realizes revenues from drywall removal jobs when the existence of an unconditional binding arrangement with a client is present, the work has been performed, the Company fees are determined and fixed, and the assurance of the revenue collection is reasonably secured.

Bad Debt Expense- The Company provides, through charges to income, a charge for bad debt expense, which is based upon management's evaluation of numerous factors.  These factors include economic conditions, a predictive analysis of the outcome of the current portfolio and prior credit loss experience.

2.  Net Loss per Share

The Company applies SFAS No. 128, Earnings per Share to compute net loss per share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the years. Diluted net loss per share gives the effect of outstanding common stock equivalents of the warrants outstanding. The effects on net loss per share of the common stock equivalents, however, are not included in the calculation of net loss per share since their inclusion would be anti-dilutive.

Net loss per common share has been computed as follows:

Net loss	$(38,761)

Total common shares outstanding	15,768,267

Weighted average of shares outstanding	15,756,912

Loss per common share:
Basic & fully diluted	$(0.00)

3.  Provision for Income Taxes

Provision for income taxes is comprised of the following:

Net loss before provision for income taxes	$(38,761)

Current tax expense:
Federal	$0
State	0
Total	$0

Less deferred tax benefit:
Timing differences	(127,648)
Allowance for recoverability	127,648
Provision for income taxes	$0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate	34%
Statutory state and local income tax	10%
Less allowance for tax recoverability	-44%
Effective rate	0%

Deferred income taxes are comprised of the following:

Timing differences	$127,648
Allowance for recoverability	(127,648)
Deferred tax benefit	$0

Note: The deferred tax benefits arising from the timing differences expires in fiscal year 2027 and may not be recoverable upon the purchase of the Company under current IRS statutes.

4. Issuance of Common Stock and Warrants

In August 2007, the Company issued 33,333 shares of common stock and 20,000 common stock warrants for proceeds of $25,000.

A list of warrants outstanding is as follows:

			Estimated
			Average
		Average	Years to
	Amount	Exercise Price	Maturity

Inception, November 14, 2006	0

Issued	3,194,932
Expired	0
Exercised	0

Outstanding at June 30, 2007	3,194,932	$0.41	4.24

Issued	20,000
Expired	0
Exercised	0

Outstanding at September 30, 2007	3,214,932	$0.41	3.99

5. General Administrative Expenses

A detail of general administrative expenses in the statement of operations at September 30, 2007 is as follows:

Automobile expense	$2,350
Bad debt expense	3,433
Bank fees	182
Depreciation- office equipment	324
Insurance	1,796
Licenses	1,125
Marketing	1,253
Meals	196
Supplies	8,399
Professional fees	68,537
Rent expense	15,815
Taxes	4,497
Telephone	8,227

Total	$116,134

6.  Fixed Assets- Net

The following table is a summary of fixed assets:

Vehicles	$269,000
Office equipment	3,881
Accumulated depreciation	(32,445)

Fixed assets- net	$240,436

Depreciation expense on the leased assets for the period from July 1, 2007 to September 30, 2007 is $13,553.

PART 11 – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Officers and Directors Limited Liability

Our officers and directors may have limited liability to our shareholders which could mean that our officers and/or directors may not have any liability to our shareholders for certain claims.  Our Articles of Incorporation include a provision eliminating the personal liability or our directors for damages for breach of fiduciary duty as a director.  Moreover, the Nevada Revised Statutes provides for the indemnification, under certain circumstances, of officers and directors.  Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distribution to our shareholder.

Indemnification of Directors and Officers

Our Articles of Incorporation limits the liability of our officers and directors.  Officers and directors will not be liable to us for monetary damages occurring because of a breach of their fiduciary duty as directors in certain circumstances.  Such limitation will not affect liability for any breach of a director’s duty to us or our shareholders, either:

˚	With respect to approval by the director of any transaction from which he or she derives an improper personal benefit;

˚
With respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to our best interest of our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to us or our shareholders, or that indicate a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders; or

˚
Based on transactions between us and our director or another corporation with interrelated directors or on improper distribution, loans or guarantees pursuant to applicable sections of Nevada Revised Statutes.

Such limitation of liability will not affect the availability of equitable remedies such as injunctive relief or rescission.  Our Articles of Incorporation provide that we will indemnify our directors and officers to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes.

We have been informed that, in the opinion of the Commission, such indemnification, as claims pursuant to the federal securities laws, is against public policy and is, therefore, unenforceable.

Indemnification Agreements

We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director and officer in connection with any criminal or civil action brought or threatened against such director and officer because of such director and officer being or having been an executive officer or director of us.  To be entitled to indemnification by us, such person must have acted in good faith and in a manner, such person believed to be in our best interests and, with respect to criminal actions, such director and officer must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling us pursuant to the foregoing  provisions, we have been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be paid
Filing Fee – Securities and Exchange Commission	$252.13
Attorney’s fees and expenses	$9,000.00
Accountant’s fees and expenses	$8,000.00
Printing and engraving expenses	$5,000.00
Miscellaneous expenses	$19,000.00

Total	$41,252.13

RECENT SALES OF UNREGISTERED SECURITIES

During the months between December 2006 and July 31, 2007, DRS Inc. sold 1,308,267 shares of common stock. Additionally, during the month of November and December 2007, DRS Inc. sold 80,001 shares of common stock. The common stock offered have not been registered under the Securities Act of 1933, as amended (“Securities Act”) or any applicable state or foreign securities laws.  The common shares during the above-referenced time frames were offered pursuant to exemptions to registration provided by Section 4(2) of the Securities Act, Regulation D.

These shares of the company were sold exclusively by the officers and directors for cash and no commission was paid.  The offering was initiated in December 2006, and was closed July 2007. The offering was reopened on November 1, 2007, and closed December 8, 2007. The shares were sold to a total of 47 investors, 21 of which were accredited invests (as defined by the Securities and Exchange Commission) and 26 of the investors were nonaccredited.  The investors were known personally by the officers and directors or were introduced to the officers and directors by those well known to the officers and directors.  The only expenses incurred in this registration were those disclosed in ITEM 25.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Dealer Prospectus Delivery Obligation

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

EXHIBITS

Exhibit 3.1 – Articles of Incorporation
Exhibit 3.2 – Bylaws
Exhibit 5.1 – Opinion and Consent of Sharon D. Mitchell, Attorney at Law
Exhibit 10.1 – Subscription Agreement
Exhibit 23.1 – Consent of Donahue Associates, LLC

OTHER IMPORTANT INFORMATION

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on SEC Form SB-2. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules contained herein. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

3.      To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to a purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

d.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed  in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

6.	For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule

430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.	That, for the purpose of determining liability under the Securities Act to any purchaser:

a.	If the small business issuer is relying on Rule 430B:

1.
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser, with a time contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b.	If the small business issuer is subject to Rule 430C:

1.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mill Creek, State of Washington on November 8, 2007.

(Registrant)                 DRS Inc.

By (Signatures and Title) Daniel Mendes, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

(Signature) /s/ Daniel R. Mendes

(Title)    President, Director

(Date) 11/8/07

(Signature) /s/ George Guimont

(Title) Secretary/Treasurer, Director____________________________________

(Date) 11/8/07

State of Washington
County of King

I certify that I know or have satisfactory evidence that George Guimont / Daniel Mendes is / are the person who appeared before me, and said person acknowleged that (he/she/they) signed this instrument and acknowledged it to be (his/her/they) free and voluntary act for the uses and purposed mentioned in the instrument.

Oshin Vartanian
Notary Public
July 9, 2011
State of Washington

/s/ Oshin Vartanian
Personal Banker
Expires: July 9, 2011